ROO Reports Fourth Quarter and Full Year 2006 Results

Fourth Quarter Revenue Grows 70% Sequentially, to $3.75 Million, Exceeding Forecast

ROO Anticipates Continued Strong Growth Through 2007

NEW YORK, NY, MARCH 15, 2007 - ROO Group, Inc. (OTCBB: RGRP), a global leader in online video solutions for Web publishers, content providers, and advertisers, today announced results for the fourth quarter ended December 31, 2006. The Company reported revenues of $3.75 million for the quarter, an increase of 100% compared to revenue of $1.87 million for the fourth quarter ended December 31, 2005. On a sequential basis, revenues increased 68% over the $2.23 million reported for the third quarter ended September 30, 2006. For the twelve month period ended December 31, 2006, revenues were $9.77 million, an increase of 45% compared with $6.61 million for the twelve months ended December 31, 2005.

ROO incurred net operating losses of approximately $4.99 million in the fourth quarter of 2006 and $14.63 million for the fiscal year 2006. This compares to $2.90 million for three months ended December 30, 2005, and $8.96 million for the full year ended December 31, 2005. As of December 31, 2006, the Company had a cash balance of approximately $11.9 million and no long-term debt.

“During 2006, we focused on executing our plan to further establish ROO as a leading global provider of enterprise solutions for Internet broadcasting. To that end, ROO expanded its web publishing partners, its roster of content providers, and its Fortune 1000 advertising relationships. We also released a range of leading edge products for broadcasting video over the Internet and expanded our operations into Europe. With the progress made in 2006, ROO has a great base from which to build our global momentum, and we continue to forecast solid revenue growth through 2007,” said Robert Petty, Chairman and CEO.

KEY INDUSTRY STATISTICS

•	US online video ad expenditures are expected to total $775 million in 2007, up 89% from 2006, Source: eMarketer
•	Consumer spending on movie and TV downloads will top $4.1 billion by 2011, Source: Adams Media Research
•	107 million Americans watched Web video at least once a month in 2006, Source: eMarketer

SALES AND MARKETING

A significant percentage of our revenue growth came from increased global sales of our enterprise solutions for enabling video over the Internet for web sites around the world. A sample of some of the sites activated through 2006 and early 2007 by region include:

•	Europe - The Times Newspaper , The Sun Newspaper , Lycos , VNU , The Financial Times , and The Daily Mirror Group .

•	USA - Verizon , The Street , RCN , Citadel Broadcasting , and U.S. Cable .

•	Australasia - The Australian Newspaper , The Herald Sun Newspaper , and Channel 10 Australian free to air broadcaster .

ADVERTISING

ROO benefited from marketers embracing online video advertising which includes pre-roll 15 second TV style ads which often play before longer clips across ROO powered web sites. A sampling of Fortune 1000 advertisers who started working with ROO in 2006 include Cisco, Universal, General Motors, Ford, Nikon, Showtime, and Sony. To see samples of advertisers please visit: www.roo.com/advertisers/video.aspx.

PRODUCTS AND SOLUTIONS

The company developed and released the 7th generation of its ROO VX (Video eXchange) global media management platform which is utilized by its customers to manage and publish video content on their web properties. ROO also introduced a new live streaming product offering which was utilized by Verizon to deliver live NFL games to their FiOS subscribers.

ROO’s video content library continues to grow and now offers over 15 content categories ranging from news to sports. ROO’s web site partners can choose from our extensive library of content to match their target demographic. ROO has over 100 content partners which supply video content on a regular basis. These include companies such as Reuters, Fox News and Associated Press for general news and entertainment, Lonely Planet for travel content, Fashion TV for style programming, Food Channel for cooking content and Healthology for health related programming.

CORPORATE, OPERATIONS AND MANAGEMENT DEVELOPMENTS

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ROO appointed Steve Quinn as President and COO of ROO Media Corporation overseeing global operations. Since his appointment, Mr. Quinn [SVP Sony] made significant improvements to the company’s global operations and strengthened the ROO Media Executive team with key appointments including CTO Peter Malloy [Sony], VP Human Resources Deborah Dash [Cablevision], VP Distribution Sales Rick Holtman [Globix], VP US Operations Mark McCormick [Getty Images], SVP & GM Europe Tony Martin [Sony], Chief Content Officers Rick Gell & Todd Pavlin [Corbis Corp.] and VP Advertising Sales Drew Berkowitz [Comedy Central].

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On December 4, 2006, ROO appointed Lou Kerner as Chief Financial Officer. Mr. Kerner possesses global experience in both the digital media space having previously served as President of Bolt Media, and in finance, having been an equity analyst following media stocks as a Vice President at Goldman Sachs.

•	ROO established or expanded its offices in London, Australia and Los Angeles.
•	In 2006 ROO raised over $20 million from leading investors including Tudor Investment Corporation, 033 Asset Management LLC, and Ashford Capital Management.
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On January 23, 2007, ROO announced the acquisition of MyVideoDaily, a Web destination and software publishing company operating 18 domains and distributing multiple video software titles. The transaction provides ROO with a proven search engine marketing strategy that introduces new users to the company’s portals and desktop applications.

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On January 29, 2007, ROO announced that News Corporation became a strategic partner. ROO currently powers online global video content distribution and content syndication across many of News Corp.’s premier properties.

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On February 27, 2007, ROO announced that it has signed a letter of intent to acquire the assets of Wurld Media. The acquisition will expand ROO’s video offerings to its Web site clients to include secure peer-to-peer distribution, social networking, digital e-commerce and comprehensive digital rights management. Wurld Media www.peerimpact.com specializes in the P2P distribution of music, movies, games and TV shows and has existing major content deals with companies including 20th Century Fox, WB, Universal, Sony, Warner, EMI, Fox for Movies, Atari and Activision.

2007 Outlook

The company’s objectives for 2007 include:

•	Expand Sales & Marketing operations into Asia and Continental Europe.
•	Expand roster of web publishers, content partners and Fortune 1000 advertisers in all the markets in which we have a presence.
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Continued investment in technology with releases of new products and offerings to include user generated content applications, mobile technology offering, peer-to-peer distribution of media, and the ability to monetize media through rental and purchase of music, games, TV shows and movies.

About ROO

ROO Group Inc. (OTC Bulletin Board: RGRP - News) through its 100% subsidiary ROO Media Corporation, is the online video solutions company focused on meeting the specific needs of large enterprise companies globally. The company's proprietary platform, the ROO Video Exchange, simultaneously services multiple video channels, audience segments and advertisers and, as such, has become a leading platform in content aggregation, distribution and targeted advertising. ROO's unique ability to offer a "many-to-many" service has helped secure its position as the Internet broadcast company of choice for companies seeking effective strategies for monetizing online video. www.roo.com

Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of ROO Group Inc ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

Contacts

Brad Edwards
Brainerd Communicators, Inc.
Ph: 212-986-6667
edwards@braincomm.com

Roo Group, Inc. and subsidiaries
Consolidated Statements of Operations
(Amounts in thousands)

	Three months ended	Year ended
	December 31, 2006	December 31, 2006

Revenue	$3,745	$9,768

Expenses:

Operations	2,667	8,530
Research and development	1,241	2,140
Sales and marketing	1,954	5,318
General and administrative	2,329	6,098
General and administrative (non-cash)	860	2,597

Total expenses	9,051	24,683

(Loss) from operations	(5,306)	(14,915)

Interest income	94	166
Interest expense - other	(36)	(78)
Other expenses	(70)	(70)

Income before income taxes	(5,318)	(14,897)

Income taxes	118	92

Net (loss) before minority interests	(5,200)	(14,805)

Minority interest	209	180

Net (loss)	$(4,991)	$(14,625)